UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

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Earthstone Energy, Inc.
(Name of Registrant as Specified in Its Charter)

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September 21, 2015

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held on Thursday, October 22, 2015 at 9:00 a.m., Central Daylight Time, at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380.  The other directors and officers join me in extending this invitation.

It is important that your shares are represented at the meeting.  If you are unable to attend the meeting but have questions or comments about our operations, we would like to hear from you.

To assure that your shares will be voted at the meeting, please complete, sign, date and return your proxy card in the postage-paid envelope provided, or vote electronically via the Internet or by telephone using the instructions on the proxy card.  Submitting your proxy will not affect your right to vote in person if you attend the meeting.

Sincerely,

Frank A. Lodzinski

Chairman, President and Chief Executive Officer

Your vote is important.

Please vote by using the Internet, the telephone,

or by signing, dating, and returning the proxy card.

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Date:	October 22, 2015

Time:	9:00 a.m. CDT

Place:	1400 Woodloch Forest Drive, Suite 300 The Woodlands, Texas 77380

Matters to be voted on:	1.	To elect three Class II directors to our board of directors to serve for a term expiring in 2017 and until their successors are duly elected and qualified;
	2.	To elect two Class III directors to our board of directors to serve for a term expiring in 2018 and until their successors are duly elected and qualified;
	3.	To approve and adopt an amendment to our 2014 Long-Term Incentive Plan to increase the number of shares of Earthstone common stock that may be issued under the Plan by 750,000 shares;
	4.	To approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to permit stockholder action by written consent; and
	5.	To ratify the appointment of Weaver and Tidwell, L.L.P. as our independent registered public accounting firm for 2015.

Stockholders of record at the close of business on August 24, 2015, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting: (1) vote via the Internet or by telephone using the instructions on the proxy card, or (2) complete, sign, date and return the enclosed proxy card in the self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

By Order of the Board of Directors,

/S/ CHRISTOPHER E. COTTRELL

CHRISTOPHER E. COTTRELL

Corporate Secretary

September 21, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

OCTOBER 22, 2015

Pursuant to rules of the Securities and Exchange Commission, we are providing access to our proxy materials, on or about September 21, 2015, by notifying you of the availability of our proxy materials on the Internet. These proxy materials and our 2014 Annual Report on Form 10-K, as amended by the Form 10-K/A are available at https://www.iproxydirect.com/ESTE.

2015 PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders
●	Time:	9:00 a.m. Central Daylight Time
●	Date:	October 22, 2015
●	Place:	1400 Woodloch Forest Drive, Suite 300 The Woodlands, Texas 77380
●	Record date:	August 24, 2015
●	Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda
●	Election of three Class II directors for a term expiring in 2017
●	Election of two Class III directors for a term expiring in 2018
●	Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan to increase the number of shares of Earthstone common stock that may be issued under the Plan by 750,000 shares
●	Amendment to the Earthstone Energy, Inc. Amended and Restated Certificate of Incorporation to permit stockholder action by written consent
●	Ratify the appointment of Weaver and Tidwell, L.L.P. as our independent registered public accounting firm for 2015

Voting Matters	Recommendation of the Board	Page Reference (for more detail)
Election of Class II Directors	FOR EACH NOMINEE	5
Election of Class III Directors	FOR EACH NOMINEE	6
Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan	FOR	12
Amendment to the Earthstone Energy, Inc. Amended and Restated Certificate of Incorporation	FOR	27
Ratify Appointment of Weaver and Tidwell, L.L.P.	FOR	31

Proposal 1 and Proposal 2. Director Nominees

The following table provides summary information about each of our directors, including our Class II and Class III director nominees. Each Class II director nominee is elected every three years by the three nominees receiving the highest number of votes cast. However, as a result of the closing of the Exchange Agreement and the Contribution Agreement (as further discussed below), we did not hold an annual meeting in 2014 and thus, we are electing the Class II directors at this Annual Meeting to serve until 2017. Since the term of the Class III directors expires at the 2015 Annual Meeting, we are electing the Class III directors at this Annual Meeting to serve until 2018. Each Class III director nominee is elected every three years by the two nominees receiving the highest number of votes cast.  No Class II or Class III director nominee, all of whom are current directors, attended fewer than 75% of the Board meetings and committee meetings on which he sits.

i

Name	Class	Age	Director Since	Position with the Company	Experience/ Qualifications	Independent	Audit Committee Membership
Frank A. Lodzinski	I	66	2014	Chairman, President and Chief Executive Officer	Leadership, Industry Expertise, Operations and Experience

Ray Singleton	I	64	1989	Director and Executive Vice President, Northern Region	Industry Expertise, Operations and Experience

Jay F. Joliat	III	59	2014	Director	Finance, Industry Expertise and Experience	X	X

Douglas E. Swanson, Jr.	II	43	2014	Director	Finance and Industry Expertise

Brad A. Thielemann	II	38	2014	Director	Finance and Industry Expertise

Zachary G. Urban	II	37	2014	Director	Accounting and Finance	X	X

Robert L. Zorich	III	65	2014	Director	Finance, Industry Expertise and Experience

Proposal 3. Amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan

We are asking stockholders to approve and adopt an amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan to increase the number of shares of Earthstone common stock that may be issued under the Plan by 750,000 shares.

Proposal 4. Amendment to the Earthstone Energy, Inc. Amended and Restated Certificate of Incorporation

We are asking stockholders to approve and adopt an amendment to the Earthstone Energy, Inc. Amended and Restated Certificate of Incorporation to permit stockholder action by written consent.

Proposal 5. Ratification of Independent Registered Public Accounting Firm

We are asking stockholders to ratify the appointment of Weaver and Tidwell, L.L.P. as our independent registered public accounting firm for 2015.

ii

OUR BOARD OF DIRECTORS

Our business and affairs are managed under the direction of our Board of Directors. Our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), specifies that we shall not have less than three nor more than nine directors. Currently, our Board has seven members. Under our Certificate of Incorporation, each director holds office until the annual meeting of stockholders at which such director’s class is up for re-election and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Our Certificate of Incorporation provides that our Board is classified into three classes: Class I, Class II and Class III, each class having a three-year term of office.

On December 19, 2014, following the closing of the Exchange Agreement dated May 15, 2014 and as amended September 26, 2014 (the “Exchange Agreement”), between the Company and Oak Valley Resources, LLC (“OVR”), and as required by the Exchange Agreement, we expanded the size of our Board from four to seven members. Pursuant to the Exchange Agreement, at the closing of the Exchange Agreement, three of our directors, Andrew P. Calerich, Monroe W. Robertson and Richard K. Rodgers resigned from our Board and Frank A. Lodzinski, Jay F. Joliat, Douglas E. Swanson, Jr., Brad A. Thielemann, Zachary G. Urban, and Robert L. Zorich were appointed as directors to serve on the Board until their successors are duly elected and qualified. Messrs. Singleton and Lodzinski serve as Class I directors. Messrs. Swanson, Thielemann and Urban serve as Class II directors, and Messrs. Joliat and Zorich serve as Class III directors. Also, our former officers resigned from their positions as of the closing of the Exchange Agreement.

The closing of the Exchange Agreement resulted in our acquisition of three operating subsidiaries of OVR, in exchange for 9.124 million shares of our common stock (the “Exchange”), which resulted in a change of control. Pursuant to the Exchange Agreement, OVR contributed to us the membership interests of its three subsidiaries, Earthstone Operating, LLC (formerly Oak Valley Operating, LLC) (“Earthstone Operating”), EF Non-Op, LLC (“EF Non-Op”), and Sabine River Energy, LLC (“Sabine” and collectively with Earthstone Operating and EF Non-Op, “Oak Valley”).

Immediately following the closing of the Exchange Agreement, we closed the Contribution Agreement dated October 16, 2014 and as amended June 4, 2015 (the “Contribution Agreement”), by and among the Company, OVR, Sabine, Earthstone Operating, Parallel Resource Partners, LLC (“Parallel”), and Flatonia Energy, LLC (“Flatonia”), and acquired an additional 20% undivided ownership interest in certain crude oil and natural gas properties located in Fayette and Gonzales Counties, Texas, in exchange for the issuance of approximately 2.957 million shares of our common stock to Flatonia, increasing our ownership in these properties from a 30% undivided ownership to a 50% undivided ownership interest.  In connection with the closing of the Exchange Agreement and the Contribution Agreement, OVR, acquired approximately 66.0% of our outstanding common stock and thus acquired voting control.

Also simultaneously with the closing of the Exchange Agreement, our executive officers at the time, Ray Singleton and Paul D. Maniscalco, each resigned from their positions as executive officers; however, Mr. Singleton was appointed Executive Vice President, Northern Region. Following the resignation of our former executive officers, our new Board appointed Frank A. Lodzinski as President and Chief Executive Officer, Robert J. Anderson was appointed Executive Vice President, Corporate Development and Engineering, G. Bret Wonson was appointed Vice President, Principal Accounting Officer, Christopher E. Cottrell was appointed Executive Vice President, Land and Marketing and Corporate Secretary, and Neil K. Cohen was appointed Vice President, Finance, and Treasurer.

As a result of the closing of the Exchange Agreement and the Contribution Agreement, we did not hold an annual meeting in 2014 and thus, we are electing the Class II directors at this Annual Meeting to serve until 2017. As discussed more fully below under “Proposal 1—Election of Three Class II Directors,” Messrs. Swanson, Thielemann and Urban have been nominated for reelection at this Annual Meeting because of the expiration of the term of their class, Class II, on our classified board.

Also, as discussed more fully below under “Proposal 2—Election of Two Class III Directors,” Messrs. Joliat and Zorich have been nominated for reelection at this Annual Meeting because of the expiration of the term of their class, Class III, on our classified board.

Below is information about each our directors, including biographical data for at least the past five years and an assessment of the skills and qualifications of each director.

Class II Director Nominees for Election at the 2015 Annual Meeting

Douglas E. Swanson, Jr. Age: 43 Director Since: 2014

Mr. Swanson has served as a director since December 2014.  He is a Managing Partner at EnCap Investments L.P. and serves on the firm’s upstream investment and management committees.  Prior to joining EnCap in 1999, he was in the corporate lending division of Frost National Bank, specializing in energy-related service companies, and was a financial analyst in the corporate lending group of Southwest Bank of Texas.  Mr. Swanson serves on the board of each of Eclipse Resources Corporation, Oasis Petroleum Inc. and several EnCap portfolio companies.  Mr. Swanson is a member of the Independent Petroleum Association of America and the Texas Independent Producers and Royalty Owners Association.  Mr. Swanson holds a B.A. in Economics and an M.B.A., both from the University of Texas at Austin.

Skills and Qualifications: The Board of Directors, in reviewing and assessing the contributions of Mr. Swanson to the Board, determined that his extensive experience in the oil and gas exploration and production industry, including serving on the boards of public and private oil and gas companies provide significant contributions to the Board. As a managing partner at EnCap, Mr. Swanson is uniquely positioned to provide the Board with insight and advice on a full range of strategic, financial and governance matters.

Brad A. Thielemann Age: 38 Director Since: 2014

Mr. Thielemann has served as a director since December 2014.  He is a Managing Director at EnCap Investments L.P. Prior to joining EnCap in 2006, he worked in the Investor Relations and Strategic Planning Groups at Plains All American Pipeline, L.P. Prior to that, he was an Associate at EnCap from 2000 to 2003 and a Treasury Analyst at Dynegy. Mr. Thielemann holds an M.B.A. from Duke University and a B.A. in Business Administration from The University of Texas at Austin. He serves on the boards of several EnCap portfolio companies, is on the board of the Houston Producers’ Forum and is a member of the Independent Petroleum Association of America.

Skills and Qualifications: The Board of Directors, in reviewing and assessing the contributions of Mr. Thielemann to the Board, determined that his extensive experience in the oil and gas industry, including serving on the boards of private oil and gas exploration and production companies provide significant contributions to the Board. As a managing director at EnCap, Mr. Thielemann is uniquely positioned to provide the Board with insight and advice on a full range of strategic, financial and governance matters.

Zachary G. Urban Age: 37 Director Since: 2014 Board Committee: · Audit

Mr. Urban has served as a director since December 2014.  Since January 2014, Mr. Urban has served as CEO at Vlasic Group, which is a private investment company with holdings in a wide variety of asset classes. Prior to being named CEO, Mr. Urban held the position of Managing Director of Investments at Vlasic Group from 2011 through 2013. At Vlasic Group, Mr. Urban has responsibility for a full spectrum of investment disciplines, including asset allocation, investment strategy, direct investments, manager selection, due diligence, and performance measurement. From 2001 to 2011, Mr. Urban worked at Donnelly Penman & Partners (“DP&P”), a regional investment bank. At DP&P, Mr. Urban specialized in merger and acquisition transactions, business valuations, financial advisory, due diligence services, and capital raising for middle market public and private clients. Prior to his time at DP&P, Mr. Urban also worked in the Corporate Value Consulting practice of PricewaterhouseCoopers LLP, where he focused on business valuation services, strategic consulting, and corporate finance consulting for public and private companies, including multinational and Fortune 500 clients. Mr. Urban holds the Chartered Financial Analyst (CFA) designation and graduated from the Honors College of Michigan State University with a B.A. degree in Finance with High Honor.

Skills and Qualifications: The Board of Directors, in reviewing and assessing the contributions of Mr. Urban to the Board, determined that his extensive investment experience across diverse industries as CEO of the Vlasic Group provide significant contributions to the Board. In addition, his prior experience as an investment banker will enable Mr. Urban to provide the Board with insight and advice on a full range of general business and financial matters.

Class III Director Nominees for Election at the 2015 Annual Meeting

Jay F. Joliat Age: 59 Director Since: 2014 Board Committee: · Audit

Mr. Joliat has served as a director since December 2014. For more than the past 30 years, Mr. Joliat has been an independent investor and developer in commercial, industrial and garden style apartment real estate, land development and residential home building, restaurant ownership and management, and has had extensive experience in placement of venture private equity in generic pharmaceuticals, medical devices/procedures and oil and gas. Mr. Joliat has been the Chief Executive Officer of Fieldstone Village Development, LLC since January 2011. He has been the Chief Executive Officer of Joliat & Company, Inc. since October 1988. He has been the Chief Executive Officer and Chief Investment Officer of Joliat Ventures, LLC and Chief Executive Officer of Joliat Enterprises, LLC since January 1988. Since January 1981, Mr. Joliat has served as Chief Executive Officer and Treasurer of Sign of the Beefcarver Restaurants, Inc. He formed and managed his own investment management company early in his career and was formerly employed by E.F. Hutton, Dean Witter Reynolds and LPL Financial. He holds a Bachelor of Arts Degree in Management and Finance from Oakland University (1982) and was awarded a Certified Investment Management Analyst certificate in 1983 after completion of the IMCA program at the Wharton School of the University of Pennsylvania. From 1996 through 2003, Mr. Joliat served on the Board of Directors of Caraco Pharmaceutical Laboratories Ltd., and served in various capacities on its audit, executive and compensation committees. From 2007 through August 2012, Mr. Joliat served on the Board of Directors of GeoResources, Inc., and served in various capacities on the audit, nominating and compensation committees until its merger with Halcón Resources Corporation (“Halcón”) in 2012.

Skills and Qualifications: The Board of Directors, in reviewing and assessing the contributions of Mr. Joliat to the Board, determined that his business experience in management and investments, as well as previously serving on the boards of directors of SEC-reporting companies, brings a unique perspective as an outside investor in oil and gas entities. His management skills, understanding of public and private capital markets, and financial acumen provide the Board with a valuable resource for planning corporate strategy.

Robert L. Zorich Age: 65 Director Since: 2014

Mr. Zorich has served as a director since December 2014.  Mr. Zorich is a Managing Partner and co-founder of EnCap Investments L.P.  He serves on the firm’s upstream investment and management committees and has been actively involved in all aspects of the firm’s management and growth since its inception in 1988.  EnCap is a leading private equity firm focused on the upstream and midstream sectors of the oil and gas industry in North America, having raised 19 institutional oil and gas investment funds, totaling in excess of $27 billion of capital.  Over its history, the firm has created over 220 oil and gas companies and currently manages capital on behalf of more than 250 U.S. and international investors, including public and private pension funds, insurance companies, sovereign wealth funds, university endowments and foundations.  Prior to the formation of EnCap, Mr. Zorich was a Senior Vice President in charge of the Houston office of Trust Company of the West, then a large, privately-held pension manager. Previously, Mr. Zorich co-founded MAZE Exploration, Inc., a private oil and gas company headquartered in Denver.  For the first seven years of his career, Mr. Zorich was employed by Republic Bank as a Vice President and Division Manager in the energy group.  Mr. Zorich serves on the boards of several EnCap portfolio companies.  He is also a member of the Board of Directors of Eclipse Resources Corporation and previously served on the board of Oasis Petroleum Inc. and its predecessor entities from March 2007 until March 2012.  In addition, he serves on the investment committee of EnCap Flatrock Midstream.  Mr. Zorich’s community involvement includes serving as a member of the Leadership Cabinet of Texas Children’s Hospital, as well as serving on the boards of the Workfaith Connection and the Memorial Assistance Ministries Endowment.  He is a member of the Independent Petroleum Association of America, the Houston Producers’ Forum and Texas Independent Producers and Royalty Owners Association.  Mr. Zorich holds a B.A. in Economics from the University of California at Santa Barbara and a Master’s Degree in International Management (with distinction) from the American Graduate School of International Management in Phoenix, Arizona.

Skills and Qualifications: The Board of Directors, in reviewing and assessing the contributions of Mr. Zorich to the Board, determined that his significant experience with financing, forming, and guiding numerous oil and gas companies while serving as a co-founder and managing partner of EnCap provide significant contributions to the Board. His insights and relationships should prove valuable towards guiding corporate strategies and pursuing growth opportunities.

Continuing Directors – Class I Directors Whose Terms Expire in 2016

Frank A. Lodzinski Chairman, President and Chief Executive Officer Age: 66 Director Since: 2014

Mr. Lodzinski has served as our Chairman, President and Chief Executive Officer since December 2014.  Previously, he served as President and Chief Executive Officer of Oak Valley Resources, LLC from its formation in December 2012 until the closing of its strategic combination with us in December 2014.  Prior to his service with Oak Valley Resources, LLC, Mr. Lodzinski was Chairman, President and Chief Executive Officer of GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012 and from September 2012 until December 2012 he conducted pre-formation activities for Oak Valley Resources, LLC.  He has over 43 years of oil and gas industry experience.  In 1984, he formed Energy Resource Associates, Inc., which acquired management and controlling interests in oil and gas limited partnerships, joint ventures and producing properties.  Certain partnerships were exchanged for common shares of Hampton Resources Corporation in 1992, which Mr. Lodzinski joined as a director and President.  Hampton was sold in 1995 to Bellwether Exploration Company.  In 1996, he formed Cliffwood Oil & Gas Corp. and in 1997, Cliffwood shareholders acquired a controlling interest in Texoil, Inc., where Mr. Lodzinski served as Chief Executive Officer and President.  In 2001, Mr. Lodzinski was appointed Chief Executive Officer and President of AROC, Inc., to direct the restructuring and ultimate liquidation of that company.  In 2003, AROC completed a monetization of oil and gas assets with an institutional investor and began a plan of liquidation in 2004.  In 2004, Mr. Lodzinski formed Southern Bay Energy, LLC, the general partner of Southern Bay Oil & Gas, L.P., which acquired the residual assets of AROC, Inc., and he served as President of Southern Bay Energy, LLC upon its formation.  The Southern Bay entities were merged into GeoResources in April 2007. Mr. Lodzinski has served as a director and member of the audit committee of Yuma Energy, Inc. since September 2014. He holds a BSBA degree in Accounting and Finance from Wayne State University in Detroit, Michigan.

Skills and Qualifications: The Board of Directors, in reviewing and assessing the contributions of Mr. Lodzinski to the Board, determined that his leadership and intimate knowledge of the oil and gas industry, our structure, and our operations, provide the Board with company-specific experience and expertise.

Ray Singleton Executive Vice President, Northern Region Age: 64 Director Since: 1989

Mr. Singleton is a petroleum engineer with over 37 years of experience in the oil and gas industry.  He has been one of our directors since July 1989 and was our President and Chief Executive Officer from March 1993 until December 2014. Since December 2014, he has served as our Executive Vice President, Northern Region. Mr. Singleton joined us in 1988 as a Production Manager/Petroleum Engineer. From 1983 until 1988, he owned and operated an engineering consulting firm (Singleton & Associates) serving the needs of 40 small oil and gas clients.  During this period, he was engaged by the Company on various projects in south Texas and the Rocky Mountain region.  Mr. Singleton began his career with Amoco Production Company in 1973 as a production engineer in Texas. He was subsequently employed by the predecessor of Union Pacific Resources as a drilling, completion and production engineer from 1980 to 1983. His professional experience includes acquisition evaluation and economics, reserve engineering and drilling, completion and production engineering in both Texas and the Rocky Mountain region.  In addition, he possesses over 20 years of executive experience and has an intimate knowledge of the Company’s legacy Rocky Mountain and south Texas properties.  Mr. Singleton received a B.S. degree in Petroleum Engineering from Texas A&M University in 1973, and received an MBA from Colorado State University’s Executive MBA Program in 1992.

Skills and Qualifications: The Board of Directors, in reviewing and assessing Mr. Singleton’s qualifications to serve on the Board, the Board considered, among other things, his experience and expertise in the oil and gas industry, including the operating, management or executive positions he has held with the Company and other oil and gas companies, and his extensive knowledge of the Company’s business, all of which has proven to be beneficial to us.

PROPOSAL 1 – ELECTION OF THREE CLASS II DIRECTORS

Our Board of Directors is divided into three classes, with each class serving staggered three-year terms. The term of office of the Class II directors expired in 2014; however, as a result of the closing of the Exchange Agreement and the Contribution Agreement, we did not hold an annual meeting in 2014 and thus, we are electing the Class II directors at this Annual Meeting to serve until 2017.

Our Board has nominated three Class II directors for election at this Annual Meeting to hold office until the 2017 annual meeting and the election of their successors. All of the nominees currently are directors. Each agreed to be named in this proxy statement and to serve if elected. All of the nominees are expected to attend the Annual Meeting.

In the election of directors, each proxy will be voted for each of the Class II director nominees unless the proxy withholds authority to vote for one or more of the Class II director nominees.

We have no reason to believe that any of the Class II director nominees will be unable or unwilling for good cause to serve if elected. If any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Class II directors.

Additional information regarding Messrs. Swanson, Thielemann and Urban and all of our other directors, can be found under the “Our Board of Directors” section, the “Security Ownership of Management and Certain Beneficial Owners” section, and the “Compensation of Directors” section of this proxy statement.

Directors are elected by a plurality vote of the shares present in person or represented by proxy at the Annual Meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of the Class II directors. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for Messrs. Swanson, Thielemann and Urban. However, if you hold your shares in street name and do not instruct your broker how to vote in the election of Class II directors, your shares will constitute a broker non-vote and will not be voted for any of the Class II director nominees. See the section of this proxy statement entitled “General Information about the Annual Meeting – Voting Instructions and Information – Election of Directors.”

In light of the individual skills and qualifications of each of our Class II director nominees, our Board has concluded that each of our Class II director nominees should be elected to our Board.

Our Board unanimously recommends that stockholders vote FOR all of our Class II director nominees.

PROPOSAL 2 – ELECTION OF TWO CLASS III DIRECTORS

Our Board of Directors is divided into three classes, with each class serving staggered three-year terms. The term of office of the Class III directors expires at this Annual Meeting and thus, we are electing the Class III directors at this Annual Meeting to serve until 2018.

Our Board has nominated two Class III directors for election at this Annual Meeting to hold office until the 2018 annual meeting and the election of their successors. Both of the nominees currently are directors. Each agreed to be named in this proxy statement and to serve if elected. Both of the nominees are expected to attend the Annual Meeting.

In the election of directors, each proxy will be voted for each of the Class III director nominees unless the proxy withholds authority to vote for one or both of the Class III director nominees.

We have no reason to believe that either of the Class III director nominees will be unable or unwilling for good cause to serve if elected. If either nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Class III directors.

Additional information regarding Messrs. Joliat and Zorich and all of our other directors, can be found under the “Our Board of Directors” section, the “Security Ownership of Management and Certain Beneficial Owners” section, and the “Compensation of Directors” section of this proxy statement.

Directors are elected by a plurality vote of the shares present in person or represented by proxy at the Annual Meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of the Class III directors. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for Messrs. Joliat and Zorich. However, if you hold your shares in street name and do not instruct your broker how to vote in the election of Class III directors, your shares will constitute a broker non-vote and will not be voted for any of the Class III director nominees. See the section of this proxy statement entitled “General Information about the Annual Meeting – Voting Instructions and Information – Election of Directors.”

In light of the individual skills and qualifications of each of our Class III director nominees, our Board has concluded that each of our Class III director nominees should be elected to our Board.

Our Board unanimously recommends that stockholders vote FOR all of our Class III director nominees.

CORPORATE GOVERNANCE

General

On December 19, 2014, following the closing of the Exchange Agreement, and as required by the Exchange Agreement, we expanded the size of our Board from four to seven members. Pursuant to the Exchange Agreement, at the closing of the Exchange Agreement, three of our four directors, Andrew P. Calerich, Monroe W. Robertson and Richard K. Rodgers resigned from our Board and Frank A. Lodzinski, Jay F. Joliat, Douglas E. Swanson, Jr., Brad A. Thielemann, Zachary G. Urban, and Robert L. Zorich were appointed as directors to serve on the Board until their successors are duly elected and qualified. Also, our former officers resigned from their positions as of the closing of the Exchange Agreement.

Our Certificate of Incorporation provides for the classification of the Board into three classes with staggered three-year terms. Messrs. Singleton and Lodzinski serve as Class I directors. Messrs. Swanson, Thielemann and Urban serve as Class II directors, and Messrs. Joliat and Zorich serve as Class III directors.

We are committed to high quality corporate governance, which helps us compete more effectively, sustain our success and build long-term stockholder value. The Board reviews our policies and business strategies, and advises and counsels the executive officers who manage the Company.

The full text of the charter of our Audit Committee and our Code of Ethics can be found at www.earthstoneenergy.com. Copies of these documents also may be obtained from our Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. The Company is governed by a Board of Directors and an Audit Committee of the Board that meets throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through telephone contact and other communications with management.

Director Attendance

During 2014, prior to the closing of the Exchange Agreement, our Board held 11 meetings and all of our directors at the time attended 100% of the meetings. After the closing of the Exchange Agreement, our Board of Directors did not hold any meetings prior to December 31, 2014. In addition, the Board acts from time to time by unanimous written consent in lieu of holding a meeting. The Board effected two actions by unanimous written consent during the period from April 1, 2014 to December 31, 2014, both of which occurred in the period following the closing of the Exchange Agreement.

While we do not have a formal policy regarding our Board members’ attendance at the annual meeting of stockholders, we encourage our directors to attend the annual meeting of stockholders. We expect each of the directors will attend our 2015 Annual Meeting. In 2014, prior to the closing of the Exchange Agreement, Messrs. Singleton, Calerich, Robertson and Rogers attended our special meeting of stockholders.

Controlled Company

Our Board has determined that we are a “controlled company” as defined under the corporate governance rules of the NYSE MKT since more than 50% of our issued and outstanding common stock is held by OVR. As a “controlled company,” we are exempted from certain rules otherwise applicable to companies whose securities are listed on the NYSE MKT, including: (a) the requirement that the Company have a majority of independent directors; (b) the requirement that nominations to the Board be either selected or recommended by a nominating committee consisting solely of independent directors; and (c) the requirement that the Company’s officers’ compensation be either determined or recommended by a compensation committee consisting solely of independent directors.

Director Independence

OVR, listed under the “Security Ownership of Management and Certain Beneficial Owners” section, holds stock representing a majority of our voting power.  As a result, we are a “controlled company” for purposes of the NYSE MKT rules and are not required to have a majority of independent directors on the Board or to comply with the requirements for compensation and nominating/governance committees.  However, we are subject to all other NYSE MKT corporate governance requirements, including the rule requiring that the audit committee be composed entirely of independent directors.

The current Board consists of seven directors, two of whom are currently employed by the Company (Messrs. Lodzinski and Singleton). In August 2015, the Board conducted an annual review and affirmatively determined that certain non-employee directors (Messrs. Joliat and Urban) are “independent” as that term is defined in the listing standards of the NYSE MKT. The Board made a subjective determination as to each independent director that no relationship exists, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making these determinations, the Board reviewed and discussed information provided with regard to each director’s business and personal activities as they may relate to the Company and its management. Further, the Board determined that Mr. Lodzinski is not independent because he is the President and Chief Executive Officer of the Company and Mr. Singleton is not independent because he is the Executive Vice President, Northern Region. Further, the Board determined that Messrs. Swanson, Thielemann and Zorich are not independent because they are affiliates of OVR, which beneficially owns approximately 66.0% of our common stock. See “Security Ownership of Management and Certain Beneficial Owners.”

Prior to the closing of the Exchange Agreement, the Board had determined that each of Messrs. Calerich, Robertson and Rodgers were “independent” as that term is defined in the listing standards of the NYSE MKT.

Board of Directors Diversity

The Board does not have a formal diversity policy. The Board considers candidates that will make the Board as a whole reflective of a range of talents, skills, diversity and expertise.

Stockholder-Recommended Director Candidates

The Board is responsible for identifying individuals qualified to become Board members and nominees for directorship are selected by the Board. The Board takes into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business on a technical level; and educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on its diversity of experience, represent stockholder interests through the exercise of sound judgment.

Although the Board is willing to consider candidates recommended by our stockholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by our stockholders. The Board believes that a formal policy is not necessary or appropriate because the current Board already has a diversity of business background and industry experience. Additionally, the Board does not have a formal diversity policy in place for the director nomination process, but instead considers diversity of a candidate’s viewpoints, professional experience, education and skill set as a factor in the consideration and assessment of a candidate as set forth above.

In accordance with our Bylaws, stockholders wishing to recommend a director candidate to serve on the Board may do so by providing advance written notice to the Board, which identifies the candidate and includes the information described below. The notice should be sent to the following address: Earthstone Energy, Inc., Attention: Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Director Nomination Recommendation.”

The notice shall contain the following information as to each proposed nominee:

•	name, age, business address and residence address of the nominee;
•	principal occupation or employment of the nominee;
•	class or series and number of shares of our capital stock that are owned beneficially or of record by the nominee; and
•

any other information relating to the nominee that would require disclosure in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The notice shall also contain the following information as to the stockholder giving the notice:

•	name and record address of such stockholder;
•	class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder;
•

all other ownership interests of such stockholder relating to us, including derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities, loans, timed purchases and other economic and voting interests;

•

a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such stockholder’s notice; and
•

any other information relating to such stockholder that would require disclosure in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act.

In addition to the foregoing requirements, such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Each proposed nominee will be required to complete a questionnaire, in a form to be provided by us, to be submitted with the stockholder’s notice. We may also require any proposed nominee to furnish such other information as we may reasonably require in order to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

Board Leadership

Our Board is responsible for the control and direction of the Company. The Board represents the Company’s stockholders and its primary purpose is to build long-term stockholder value. Mr. Lodzinski serves as Chairman of the Board, President and Chief Executive Officer of the Company. The Board believes that Mr. Lodzinski is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy. In this combined role, Mr. Lodzinski is able to foster clear accountability and effective decision making. The Board believes that the combined role of Chairman and Chief Executive Officer strengthens the communication between the Board and management and provides a clear roadmap for stockholder communications. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Lodzinski is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of our Board and the Audit Committee. We therefore believe that the creation of a lead independent director position is not necessary at this time.

Board Risk Oversight

Our Board has ultimate responsibility for general oversight of risk management processes. The Board receives regular reports from Mr. Lodzinski on areas of risk facing the Company. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. The full Board (or the Audit Committee in the case of risks in areas for which responsibility has been delegated to it) engages with the appropriate members of management to enable its members to understand and provide input to and oversight of our risk identification, risk management and risk mitigation strategies. The Audit Committee also meets without management present to, among other things, discuss the Company’s risk management culture and processes. In the event the Audit Committee receives a report from a member of management regarding areas of risk, the Chairperson of the Audit Committee will report on the discussion to the full Board to the extent necessary or appropriate. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve areas outside of the Audit Committee’s responsibilities.

Communications with Directors

Stockholders and other interested parties may communicate with any of our independent directors, including the Chairperson of the Audit Committee, by using the following address:

Earthstone Energy, Inc.

Board of Directors

c/o Christopher E. Cottrell, Corporate Secretary

1400 Woodloch Drive, Suite 300

The Woodlands, Texas 77380

E-mail: info@earthstoneenergy.com

The Corporate Secretary of the Company reviews communications to the independent directors and forwards the communications to the independent directors as appropriate. All such communications should identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. Our Corporate Secretary will make copies of all such communications and circulate them to the appropriate director or directors. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chairperson of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product related inquiries; junk mail or mass mailings; resumes or other job related inquiries; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

Board Committees

To assist it in carrying out its duties, the Board has delegated certain authority to an Audit Committee as its functions are described below.  Each member of the Audit Committee has been determined by the Board to be “independent” for purposes of the listing standards of NYSE MKT and the rules of the Securities and Exchange Commission (“SEC”), including the heightened “independence” standard required for members of the Audit Committee.

Audit Committee. The Audit Committee provides oversight of the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. Among other things, the Audit Committee appoints our independent auditor and evaluates its independence and performance; maintains a line of communication between the Board, our management and the independent auditor; and oversees compliance with the Company’s policies for conducting business, including ethical business standards.

The members of our Audit Committee prior to the closing of the Exchange Agreement were Messrs. Calerich, Robertson and Rodgers. The Board determined that Messrs. Robertson and Calerich were each an “audit committee financial expert” prior to the closing of the Exchange Agreement. During 2014, the Audit Committee held four meetings prior to the closing of the Exchange Agreement. The members of our Audit Committee as of the closing of the Exchange Agreement were Jay F. Joliat (Chairperson) and Zachary G. Urban. The Board has determined that Mr. Joliat is an “audit committee financial expert” as that term is defined in the listing standards of NYSE MKT and the applicable rules of the SEC. Because we are a “smaller reporting company” as defined by the SEC rules, our Audit Committee is composed of two independent directors. The Audit Committee did not hold any meetings between the closing of the Exchange Agreement and December 31, 2014.

Compensation Committee.  Prior to the closing of the Exchange Agreement, we had a Compensation Committee for the purpose of establishing and administering our general compensation policies; setting the specific compensation for our chief executive officer and other executive officers; and recommending to the Board non-employee director compensation. Prior to the closing of the Exchange Agreement, Messrs. Calerich, Robertson and Rodgers served on the Compensation Committee. The Compensation Committee held one meeting during 2014. After the closing of the Exchange Agreement, and as a result of being a “controlled company” as defined under the corporate governance rules of the NYSE MKT, our Board determined to eliminate the Compensation Committee.

Nominating Committee.  Prior to the closing of the Exchange Agreement, we had a Nominating Committee for the purpose of recommending prospective directors to fill vacancies that may arise from time to time and to propose individuals for election to the Board. Prior to the closing of the Exchange Agreement, Messrs. Calerich, Robertson and Rodgers served on the Nominating Committee. The Nominating Committee did not hold any meetings during 2014. After the closing of the Exchange Agreement, and as a result of being a “controlled company” as defined under the corporate governance rules of the NYSE MKT, our Board determined to eliminate the Nominating Committee. However, see “Director Nominations” above for information on stockholder nominations for our directors.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee until the closing of the Exchange Agreement on December 19, 2014 were Messrs. Calerich, Robertson and Rodgers.  After the closing of the Exchange Agreement, and as a result of being a “controlled company” as defined under the corporate governance rules of the NYSE MKT, our Board determined to eliminate the Compensation Committee. None of the members of the Compensation Committee prior to the closing of the Exchange Agreement served as one of our officers or employees or any of our subsidiaries during fiscal year 2014. No members of the Compensation Committee were formerly officers of the Company or had any relationship otherwise requiring disclosure hereunder. Prior to the closing of the Exchange Agreement during fiscal year 2014, no interlocking relationships existed between any of our named executive officers or members of our Board or Compensation Committee, on the one hand, and the executive officers or members of the board of directors or compensation committee of any other entity, on the other hand.

Corporate Code of Business Conduct and Ethics

Our Board adopted a Code of Business Conduct and Ethics (“Code of Ethics”), which provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf.  Among other things, the Code of Ethics provides that:

•	we will comply with all laws, rules and regulations;

•	our directors, officers, and employees are to avoid conflicts of interest and are prohibited from competing with the Company or personally exploiting our corporate opportunities;

•	our directors, officers, and employees are to protect our assets and maintain our confidentiality;

•	we are committed to promoting values of integrity and fair dealing; and

•	we are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our SEC periodic reports and our tax returns.

Our Code of Ethics also contains procedures for employees to report, anonymously or otherwise, violations of the Code of Ethics.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and certain executive officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during 2014 all of our named executive officers, directors and greater than ten percent holders filed the required reports on a timely basis under Section 16(a) of the Exchange Act, other than two Form 4s for Ray Singleton, a director and executive officer, and one Form 4 for each of Messrs. Calerich, Robertson and Rodgers, former directors. Mr. Singleton did not timely file a Form 4 in April 2014 related to the vesting of restricted shares. This late Form 4 was subsequently filed with the SEC. Mr. Singleton did not timely file a Form 4 in December 2014 related to the vesting of restricted shares that vested upon the closing of the Exchange Agreement on December 19, 2014. This late Form 4 was subsequently filed with the SEC. Each of Messrs. Calerich, Robertson and Rodgers did not timely file a Form 4 in December 2014 related to the vesting of restricted shares that vested upon the closing of the Exchange Agreement on December 19, 2014. These late Form 4 filings were subsequently filed with the SEC.

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO OUR 2014 LONG-TERM INCENTIVE PLAN

General

At the Annual Meeting, stockholders will be asked to approve and adopt an amendment (the “Amendment”) to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan (the “Plan”) to increase the number of shares of our common stock authorized to be issued under the Plan by 750,000 shares. At the special meeting of our stockholders on December 19, 2014, the Plan was adopted by our stockholders.

Description and Text of the Proposed Amendment

Our Board has determined that, to give our Company the ability to attract and retain the executive and key employee talent necessary for our continued growth and success, the number of shares of our common stock available for issuance under the Plan should be increased by 750,000 shares, and is proposing an amendment to effect such an increase. In evaluating the amount of the increase in the shares available under the Plan, the Board considered the headcount of the Company, which increased significantly since the closing of the Exchange Agreement and the Board believes that equity compensation should be a larger portion of overall compensation. In approving and recommending the increase in the Plan, the Board concluded it was advisable in and in our best interests to increase the Plan to provide us with maximum flexibility to use equity awards to continue to support our growth strategy and maintain our ability to attract and retain talented executives and employees. Because the amount and timing of specific equity awards in the future is dependent on our headcount, management performance, competitive compensation practices, our stock price and a variety of other factors, some of which are beyond our control, it is not possible to determine when or if the currently proposed increase in shares under the Plan will be exhausted or the amount of subsequent dilution that may ultimately result from such awards.

To effect the increase in the aggregate number of shares of our common stock that may be issued under the Plan, it is proposed that the first sentence of Section 3.1 of the Plan be deleted in its entirety and replaced with the following:

“Subject to the limitations set forth herein, 1,500,000 shares of Common Stock are reserved for issuance pursuant to Awards made under this Plan.”

Summary of Principal Terms of the Plan

The following is a summary description of the material features of the Plan, as proposed to be amended. The statements made in this proxy statement regarding the Amendment to the Plan should be read in conjunction with and are qualified in their entirety by reference to the Plan, a copy of which is available as Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on December 29, 2014. Prior filings with the SEC are available through our website at www.earthstoneenergy.com or in printed form upon request by any stockholder.

The Plan currently is effective until December 18, 2024. The purposes of the Plan are to create incentives which are designed to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence are able to make important contributions to our success.

Under the Plan, we may grant stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, performance bonuses, stock awards and other incentive awards to our employees or those of our subsidiaries or affiliates. We may also grant nonqualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, stock awards and other incentive awards to any persons rendering consulting or advisory services and non-employee directors, subject to the conditions set forth in the Plan. Generally, all classes of our employees are eligible to participate in the Plan. As of September 17, 2015, there were approximately 50 full-time employees, two part-time employees, eight contractors, and five non-employee directors of the Company that are eligible to participate in the Plan.

The Plan currently provides that a maximum of 750,000 shares of our common stock may be issued in conjunction with awards granted under the Plan. At December 31, 2014, 750,000 shares of our common stock remained available for awards to be granted under the Plan. If the Plan is amended as proposed herein, 1.5 million shares of our common stock would be available for new awards to be granted under the Plan. Awards that are forfeited under the Plan will again be eligible for issuance as though the forfeited awards had never been issued. Similarly, awards settled in cash will not be counted against the shares authorized for issuance upon exercise of awards under the Plan. On September 17, 2015, the closing price of a share of our common stock on the NYSE MKT was $16.82.

The Plan limits the aggregate number of shares of our common stock that may be issued in conjunction with stock options and/or stock appreciation rights to any eligible employee in any calendar year to 250,000 shares. The Plan also limits the aggregate number of shares of our common stock that may be issued in conjunction with the grant of restricted stock awards, restricted stock unit awards, performance unit awards, stock awards and other incentive awards to any eligible employee in any calendar year to 150,000 shares. The Plan also limits the maximum aggregate amount that may be paid in cash pursuant to awards (other than stock options or stock appreciation rights) made to any eligible employee in any calendar year to $2 million.

Administration

Our Board or a committee appointed by the Board administers the Plan. Except as set forth in the Plan, the committee will serve at the pleasure of the Board.

Awards to directors under the Plan must be approved by the Board.

In connection with the administration of the Plan, the Board or the committee, with respect to awards to be made to any officer, employee or consultant who is not one of our non-employee directors, will:

•	determine which employees and other persons will be granted awards under the Plan;

•	grant the awards to those selected to participate;

•	determine the exercise price for options and stock appreciation rights; and

•	prescribe any limitations, restrictions and conditions upon any awards.

In addition, the Board or the committee will:

•	interpret the Plan; and

•	make all other determinations and take all other actions that may be necessary or advisable to implement and administer the Plan.

Types of Awards

The Plan permits the Board or the committee to make several types of awards and grants, including awards of shares of restricted stock, awards of restricted stock units, the grant of options to purchase shares of common stock, awards of stock appreciation rights (“SARs”), awards of performance units, awards of performance bonuses, stock awards and other incentive awards.

Restricted Stock. Restricted shares of common stock may be granted under the Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as the Board or committee may determine to be appropriate at the time of making the award. In addition to any time vesting conditions determined by the Board or committee, vesting and/or the grant of restricted stock awards may be subject to our achievement of specified performance criteria. In addition, the Board or committee may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the employee, be delivered to and held by us until such restrictions lapse. Shares of restricted stock will generally vest upon the occurrence of a change of control. The Board or committee, in its discretion, may provide for an acceleration of vesting of restricted stock in the event of death or permanent disability of the employee, or for such other reasons as the Board or committee may deem appropriate in the event of the termination of a participant.

Restricted Stock Units. A restricted stock unit entitles the recipient to receive a payment from us, following the lapse of restrictions on the award, equal to the fair market value of a share of common stock. The Plan provides for payment in the form of shares of common stock or cash. Restricted stock units may be granted under the Plan subject to such terms and conditions, including forfeiture and vesting provisions as the Board or committee may determine to be appropriate at the time of making the award. In addition to any time vesting conditions determined by the Board or committee, vesting and/or the grant of restricted stock units may be subject to our achievement of specified performance criteria. Restricted stock units would generally vest upon the occurrence of a change of control. The Board or committee, in its discretion, may provide for an acceleration of vesting of restricted stock units in the event of death or permanent disability of the employee, or for such other reasons as the Board or committee may deem appropriate in the event of the termination of a participant.

The Plan also permits the Board or committee to grant tandem cash dividend rights or dividend unit rights with respect to restricted stock units. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made by us with respect to a share of common stock during the period the tandem restricted stock unit is outstanding. A grant of cash dividend rights may provide that such cash payments shall be paid directly to the participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem restricted stock unit award (with or without interest in the discretion of the Board or committee), or be subject to such other provisions or restrictions as determined in the discretion of the Board or committee. A dividend unit right is a contingent right to have an additional number of restricted stock units credited to a participant in respect of a restricted stock unit award equal to the number of shares of common stock that could be purchased at fair market value upon, and with the amount of, each cash distribution made by us with respect to a share of common stock during the period the tandem restricted stock unit is outstanding. A grant of dividend unit rights may provide that such dividend unit rights shall be subject to the same vesting and payment provisions as the tandem restricted stock unit award or be subject to such other provisions and restrictions as determined in the discretion of the Board or committee.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of common stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under the Plan will be determined by the Board or committee at the time of the grant. Either the Board or committee will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, either the Board or committee may, in its discretion, impose limitations on the exercise of all or some options granted under the Plan, such as specifying minimum periods of time after grant during which options may not be exercised. The Plan generally provides for acceleration of the right of an individual employee to exercise his or her stock option in the event we experience a change of control.

The Plan provides that the stock options may either be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified options, which are stock options other than incentive stock options.

Incentive Stock Options. Incentive stock options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share exercise price not less than the fair market value of common stock on the date the incentive stock option is granted. In the case of an incentive stock option granted to a stockholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share exercise price may not be less than 110% of the fair market value of the common stock on the date the incentive stock option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an incentive stock option is granted, of common stock with respect to which incentive stock options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

Nonqualified Options. Nonqualified options are stock options which do not qualify as incentive stock options under the Code. Nonqualified options may be granted to directors and consultants, as well as to employees, or those directors, consultants, and employees of subsidiaries in which we have a controlling interest. The exercise price for nonqualified options will be determined by the Board or the committee at the time the nonqualified options are granted, but may not be less than the fair market value of our common stock on the date the nonqualified option is granted. Nonqualified options are not subject to any of the restrictions described above with respect to incentive stock options. Incentive stock options and nonqualified options are treated differently for federal income tax purposes as described below under “– Tax Treatment.”

The Plan provides that the exercise price of stock options may be paid (1) in cash, (2) subject to the prior approval by the Board or committee, in whole shares of common stock, (3) subject to the prior approval by the Board or committee, by withholding shares of common stock which otherwise would be acquired on exercise, or (4) subject to the prior approval by the Board or committee, by a combination of the foregoing, equal in value to the exercise price. The Board or committee may also permit a stock option to be exercised by a broker-dealer acting on behalf of a participant through procedures approved by the Board or committee, as applicable.

Stock Appreciation Rights. Awards of stock appreciation rights, which we refer to as SARs, entitle the recipient to receive a payment from us equal to the amount of any increase in the fair market value of the shares of common stock subject to the SAR award between the date of the grant of the SAR award and the exercise date. The Plan provides for payment in the form of shares of common stock or cash. The Plan generally provides for acceleration of the right of an individual employee to exercise his or her SAR in the event we experience a change of control.

Performance Unit Awards. Performance units entitle the recipient to receive a certain target, maximum or minimum value in cash or common stock per unit upon the achievement of performance goals established by the Board or committee.

Performance Bonuses. A performance bonus entitles the recipient to receive a cash bonus upon the attainment of a performance target established by the Board or committee. The Plan permits payment of performance bonuses in the form of cash or common stock.

Stock Awards. A stock award entitles the recipient to shares of common stock not subject to vesting or forfeiture restrictions. Stock awards are awarded with respect to such number of shares of common stock and at such times as the Board or committee may determine, and the Board or committee may require a participant to pay a stipulated purchase price for each share of common stock covered by a stock award.

Other Incentive Awards. The Plan permits the grant of other incentive awards based upon, payable in or otherwise related to, in whole or in part, shares of common stock if the Board or committee determines that such other incentive awards are consistent with the purposes of the Plan. Such other incentive awards may include, but are not limited to, common stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the Board or committee, and awards valued by reference to the book value of common stock or the value of securities or the performance of specified subsidiaries. Long-term cash awards are also permitted under the Plan. Cash awards are also permitted as an element of or a supplement to any awards permitted under the Plan. Awards are permitted in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act.

Code Section 162(m)

The Plan provides the Board or committee discretion to determine whether all or any portion of a restricted stock award, restricted stock unit award, performance unit award, performance bonus, stock award or other incentive award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (the “162(m) Requirements”). The performance criteria for any such award that is intended to satisfy the 162(m) Requirements would be established in writing by a committee composed of two or more “outside directors” within the meaning of Section 162(m) of the Code based on one or more performance criteria listed above not later than 90 days after commencement of the performance period with respect to such award or any such other date as may be required or permitted for “performance-based compensation” under the 162(m) Requirements; provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. At the time of the grant of an award and to the extent permitted under the 162(m) Requirements, the committee may provide for the manner in which the performance goals would be measured in light of specified corporate transactions, extraordinary events, accounting changes or other similar occurrences. All determinations made by the committee as to the establishment or the achievement of performance goals, or the final settlement of an award intended to satisfy the 162(m) Requirements would be required to be made in writing. The committee would have discretion to reduce, but not to increase, the amount payable and/or the number of shares of common stock to be granted, issued, retained or vested pursuant to any such award.

The performance criteria to be used for purposes of awards under the Plan that are intended to meet the 162(m) Requirements are set in the sole discretion of the Board or committee and may be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the participant is employed or with respect to which the participant performs services, and shall consist of one or more or any combination of the following criteria: operational criteria, including reserve additions/replacements, finding and development costs, production volume and production costs; financial criteria, including earnings (net income, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share), free cash flow, cash flow, operating income, general and administrative expenses, ratios of debt to equity, debt to cash flow, debt to EBITDA, and EBITDA to interest, return on assets, return on equity, return on invested capital, and profit returns/margins; and stock performance criteria, including stock price appreciation, total stockholder return and relative stock price performance.

Transferability

Nonqualified options are transferable on a limited basis. Other types of awards authorized under the Plan are not transferable other than by will or by the laws of descent and distribution. In no event may a stock option be exercised after the expiration of its stated term.

Termination

Rights to restricted stock, restricted stock units, SARs, performance units, performance bonuses and other incentive awards which have not vested will generally terminate immediately upon the holder’s termination of employment with us or any of our subsidiaries or affiliates for any reason other than disability or death. Unless the Board or committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates as a result of death, disability or retirement, the employee (or personal representative in the case of death) may exercise any vested incentive stock options for a period of up to three months after such termination (one year in the case of death or disability in lieu of the three-month period) and any vested nonqualified option during the remaining term of the option. Unless the Board or committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates for any other reason, the employee may exercise any vested option for a period of up to three months after such termination. Unless the Board or committee specifies otherwise in an award agreement, if a consultant ceases to provide services to us or any of our subsidiaries or affiliates or a director terminates service as a director, the unvested portion of any award will be forfeited unless otherwise accelerated by the Board or committee. Unless the Board or committee specifies otherwise in an award agreement, a consultant or director may have three years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any nonqualified options which are otherwise exercisable on the date of termination of service. No stock option or SAR may be exercised following the expiration date of the stock option or SAR.

Dilution; Substitution

The Plan provides protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. The Plan provides that, upon the occurrence of a change of control event, the Board or committee would have discretion, without the consent of any participant or holder of an award, to the extent permitted by applicable law, to cancel awards and make payments in respect thereof in cash; replace awards with other rights or property selected by the Board or committee; provide that awards will be assumed by a successor or survivor entity (or a parent or subsidiary thereof) or be exchanged for similar rights or awards based on the equity of the successor or survivor (or a parent or subsidiary thereof); adjust outstanding awards as appropriate to reflect the change of control event; accelerate any vesting schedule to which an award is subject; provide that awards are payable; and/or provide that awards terminate upon such event.

Amendment

The Board may amend the Plan at any time. However, without stockholder approval, the Plan may not be amended in a manner that would increase the number of shares that may be issued under the Plan, materially modify the requirements as to eligibility for participation in the Plan, or materially increase the benefits to participants provided by the Plan.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under the Plan. This summary is not intended to provide or supplement tax advice to eligible employees. This summary is not intended to be exhaustive and does not describe state, local or foreign consequences, employment tax consequences, or the effect, if any, of gift, estate and inheritance taxes.

Restricted Stock. A recipient of restricted stock generally will not recognize taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis in the stock, which is equal to the price paid for the stock, if any.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the ordinary income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in ordinary income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Restricted Stock Units. A recipient of restricted stock units generally will not recognize taxable income until the recipient receives cash and/or the transfer of shares in satisfaction of the restricted stock unit award. At that time, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income. If a recipient of restricted stock units subsequently sells any shares so transferred, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis in the stock, which is equal to the amount previously included in income as ordinary income with respect to such shares.

Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required to recognize income by virtue of receipt of cash or shares, equal to the amount of taxable income recognized by the recipient.

Incentive Stock Options. An optionee will not realize taxable income upon the grant of an incentive stock option. As long as the optionee has been an employee of the Company or of one of our permissible corporate subsidiaries from the date of grant through the date the incentive stock option is exercised and if the incentive stock option is exercised during his or her period of employment and within three months after termination, the optionee will not recognize taxable income upon exercise. Upon exercise, however, the amount by which the fair market value of the shares with respect to which the incentive stock option is exercised (determined on the date of exercise) exceeds the exercise price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of common stock acquired by exercising an incentive stock option within two years from the date of the grant of the incentive stock option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the exercise price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an incentive stock option.

If any shares of common stock acquired upon exercise of an incentive stock option are resold or disposed of before the expiration of the prescribed holding periods, the optionee will realize ordinary compensation income (and perhaps some short-term capital gain as well) instead of long-term capital gain. The amount of the ordinary compensation income realized will generally be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the exercise price; or (ii) the excess of the amount realized upon the sale over the exercise price. Any additional gain would generally be short-term capital gain.

In the event of a premature disposition of shares of stock acquired by exercising an incentive stock option, subject to Section 162(m) of the Code, we generally would be entitled to a deduction equal to the amount of ordinary compensation income realized by the optionee.

If an optionee uses already owned shares of common stock to pay the exercise price under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of common stock are “statutory option stock,” and, if so, whether the statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, or if the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock in payment of the exercise price of an incentive stock option. If the stock used to pay the exercise price is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering the stock was exercised over the amount paid for the stock.

If an optionee effects a net exercise of an incentive stock option by surrendering a portion of the shares of stock with respect to which the option is exercisable to pay the exercise price, the surrender of the stock will result in the recognition of ordinary income by the optionee in an amount equal to the fair market value of the surrendered stock.

Nonqualified Options. An optionee will not realize taxable income upon the grant of a nonqualified option. At the time the optionee exercises the nonqualified option, the amount by which the fair market value, at the time of exercise, of the shares with respect to which the nonqualified option is exercised exceeds the exercise price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as a capital gain or loss, short-term or long-term depending on the length of time the stock was held by the optionee before sale.

If an optionee uses already owned shares of common stock to pay the exercise price under a nonqualified option, the number of shares received pursuant to the nonqualified option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income.

Stock Appreciation Rights. A recipient of SARs will not realize taxable income upon the grant of a SAR. At the time the recipient exercises the SAR, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received upon exercise, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the recipient as a capital gain or loss, short-term or long-term depending on the length of time the stock was held by the recipient before sale.

Performance Units and Performance Bonuses. A recipient of performance units or a performance bonus generally will not realize taxable income upon the grant of such award. The recipient will recognize ordinary income upon the receipt of cash and/or the transfer of shares in satisfaction of the award of performance units or performance bonus in an amount equal to the aggregate of any cash and the fair market value of any shares received. If an award is “performance-based compensation” under Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. Otherwise, our deduction may be limited by Section 162(m) of the Code as described below. If the recipient thereafter sells any shares received in satisfaction of the award, the difference between any amount realized on the sale and the fair market value of the shares at the time of their receipt will be taxed to the recipient as a capital gain or loss, short-term or long-term depending on the length of time the stock was held by the recipient before sale.

Stock Awards. A recipient of a stock award will recognize ordinary income upon the receipt of shares in an amount equal to the fair market value of any shares received over the amount, if any, paid for the shares. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction equal to the ordinary income recognized by the recipient. If a recipient subsequently sells the shares, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the participant’s basis in the stock, which is generally equal to the fair market value of the stock on the date of receipt.

Other Incentive Awards. The specific tax consequences applicable with respect to other incentive awards granted under the Plan will depend on the terms and conditions applicable to the award.

Code Section 162(m). Section 162(m) of the Code places a $1 million cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as “performance-based compensation” under Section 162(m) of the Code are exempt from the cap and do not count toward the $1 million limit. In order to be “performance-based compensation” exempt from the $1 million deductibility limitation, the grant or vesting of the award relating to the compensation must (among other things) be based on the satisfaction of one or more performance goals specified by a compensation committee made up of at least two “outside directors.” Generally, stock options and stock appreciation rights are intended to qualify as performance-based compensation. Other awards may or may not so qualify, depending on their terms. In any event, we reserve the right to award compensation that is not “performance-based compensation” and that is not deductible under Section 162(m) of the Code, and in no event shall we or any member of the Board or a committee of the Board be liable in the event that any award fails to qualify as “performance-based compensation” under Section 162(m) of the Code.

To ensure compliance with Treasury Department Circular 230, participants are hereby notified that (i) any discussion of U.S. federal tax issues in this proxy statement is not intended to be written or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

Equity Compensation Plan Information

The following table provides information related to our common stock which may be issued under our existing equity compensation plans as of December 31, 2014, including the Plan:

PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders: (1)	-	$-	750,000
Equity compensation plans not approved by security holders:	-	-	-
Total	-	$-	750,000

(1)	The Plan was adopted by our stockholders in December 2014.

Approval by the Stockholders of the Proposal

Approval of the proposal to approve and adopt the Amendment requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and voting on such proposal; provided that such shares voting affirmatively must also constitute a majority of the required quorum for the meeting.

Our Board believes that approval and adoption of the Amendment will promote our interests and the interests of the stockholders and continue to enable us to attract, retain and reward persons important to our success and to provide incentives based on the attainment of corporate objectives and increases in shareholder value. Members of the Board are eligible to participate in the Plan, and thus, have a personal interest in the approval and adoption of the Amendment.

Our Board unanimously recommends that stockholders vote FOR the Amendment to our 2014 Long-Term Incentive Plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table includes all holdings of common stock, $0.001 par value per share, of the Company, as of August 24, 2015 of our directors and our named executive officers, our directors and named executive officers as a group, and all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise noted, the mailing address of each person or entity named below is 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380.

Name	Common Stock (1)	Percent (2)
Named Executive Officers:
Frank A. Lodzinski	(3)	(3)
Robert J. Anderson	(3)	(3)
Timothy D. Merrifield	(3)	(3)
Ray Singleton (4)	453,002	3.3%

Non-Management Directors:
Jay F. Joliat (3)	-	-
Douglas E. Swanson, Jr. (5)	9,124,452	66.0%
Brad A. Thielemann (5)	9,124,452	66.0%
Zachary G. Urban (3)	-	-
Robert L. Zorich (5)	9,124,452	66.0%

Officers and Directors as a Group (nine persons):	9,580,219	69.3%

Beneficial Owners of More than Five Percent:
Oak Valley Resources, LLC (3)(5)	9,124,452	66.0%
Flatonia Energy, LLC (6)	2,957,288	21.4%

*	Less than one percent.
(1)

This column lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. None of the shares are pledged as security by the named person.

(2)	The percentage is based upon 13,835,128 shares of common stock of the Company issued and outstanding on August 24, 2015.
(3)

These officers and directors own non-controlling membership interests in Oak Valley Resources, LLC (“OVR”). OVR directly owns 9,124,452 shares or 66.0% of the Company’s outstanding voting equity securities. Messrs. Lodzinski and Anderson are two of the five members of the board of managers of OVR. Entities affiliated with Messrs. Joliat and Urban are non-controlling members of OVR. Messrs. Anderson and Merrifield, and an entity controlled by Mr. Lodzinski are members of Oak Valley Management, LLC, which is a non-controlling member of OVR. Messrs. Lodzinski, Anderson, Merrifield, Joliat and Urban, and the entities affiliated with them, do not have the sole or shared power to vote or dispose of the shares of common stock of the Company held by OVR.

(4)	Mr. Singleton’s address is c/o Earthstone Energy, Inc., 633 Seventeenth Street, Suite 2320, Denver, Colorado 80202.
(5)

Five affiliated investment funds (the “EnCap Funds”), specifically EnCap Energy Capital Fund VII, L.P. (“EnCap Fund VII”), EnCap Energy Capital Fund VI, L.P. (“EnCap Fund VI”), EnCap VI-B Acquisitions, L.P. (“EnCap Fund VI-B”), EnCap Energy Capital Fund V, L.P. (“EnCap Fund V”), and EnCap V-B Acquisitions, L.P. (“EnCap Fund V-B”), each a Texas limited partnership, collectively own a majority of the membership interests of OVR and have the contractual right to nominate a majority of the members of the board of managers of OVR. The EnCap Funds may be deemed to beneficially own all of the reported securities held by OVR. The EnCap Funds are controlled indirectly by David B. Miller, D. Martin Phillips, Gary R. Petersen, and Robert L. Zorich, who are the controlling members of RNBD GP LLC “RNBD”). RNBD is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the general partner of EnCap Investments L.P., which is the general partner of EnCap Equity Fund VII GP, L.P. (“EnCap Fund VII GP”), EnCap Equity Fund VI GP, L.P. (“EnCap Fund VI GP”), and EnCap Equity Fund V GP, L.P. (“EnCap Fund V GP”). EnCap Fund VII GP is the general partner of EnCap Fund VII. EnCap Fund VI GP is the general partner of EnCap Fund VI. EnCap Fund VI GP is also the general partner of EnCap Energy Capital Fund VI-B, L.P., a Texas limited partnership, which is the sole member of EnCap VI-B Acquisitions GP, LLC, a Texas limited liability company, which is the general partner of EnCap Fund VI-B. EnCap Fund V GP is also the general partner of EnCap Energy Capital Fund V-B, L.P., a Texas limited partnership, which is the sole member of EnCap V-B Acquisitions GP, LLC, a Texas limited liability company, which is the general partner of EnCap Fund V-B. Messrs. Miller, Petersen, Phillips and Zorich, RNBD, EnCap Investments GP, EnCap Investments L.P. and the EnCap Funds may be deemed to share dispositive power over the securities held by OVR; thus, they may also be deemed to be the beneficial owners of these securities. Each of Messrs. Miller, Petersen, Phillips and Zorich, RNBD, EnCap Investments GP, EnCap Investments L.P. and the

EnCap Funds disclaims beneficial ownership of the reported securities in excess of such entity’s or person’s respective pecuniary interest in the securities. Messrs. Swanson, Thielemann and Zorich are three of the five members of the board of managers of OVR. The address for the EnCap Funds is 1100 Louisiana Street, Suite 4900, Houston, Texas 77002.

(6)

Flatonia Holdings, LLC (“Flatonia Holdings”) is the direct and indirect owner of 100% of the membership interests of Flatonia Energy, LLC (“Flatonia”). Three affiliated entities, specifically Energy Recapitalization and Restructuring Fund, L.P. (“ERR”), ERR FI Flatonia Holdings, LLC (“ERR FI Flatonia Holdings”), and ERR FI II Flatonia Intermediate, L.P. (“ERR FI II Flatonia Intermediate”) collectively own 59.6% of the membership interests of Flatonia Holdings. ERR FI Flatonia Holdings is an indirect wholly owned subsidiary of Energy Recapitalization and Restructuring FI Fund, L.P. (“ERR FI”). ERR FI II Flatonia Intermediate is an indirect wholly owned subsidiary of Energy Recapitalization and Restructuring FI II Fund, L.P. (“ERR FI II” and, together with ERR and ERR FI, collectively, the “ERR Funds”). Parallel Resource Partners, LLC (“Parallel”) serves as the general partner of, and has the power to direct the affairs of, each of the ERR Funds. Parallel also serves as the manager of Flatonia Holdings and owns, directly or indirectly, 1.5% of the membership interests of Flatonia Holdings. The board of managers of Parallel consists of Clint D. Carlson, C. John Wilder, Jr., Ron Hulme, John K. Howie, and Jonathan Siegler. Together, Carlson Energy Partners I, LLC (“CEP I”) and Bluescape Energy Partners LLC (“BEP”) have the power to direct the affairs of Parallel. Additionally, CEP I and BEP each own 50% of the outstanding membership interests of Parallel. Together, Carlson Energy Corp. (“Carlson Corp”), Ron Hulme and John K. Howie have the power to direct the affairs of CEP I. Mr. Clint D. Carlson has the power to direct the affairs of Carlson Corp. Bluescape Resources Company LLC (“Bluescape Resources”) has the power to direct the affairs of BEP. Mr. C. John Wilder, Jr. has the power to direct the affairs of Bluescape Resources. The address of Flatonia is c/o Parallel Resource Partners, LLC, 700 Louisiana Street, 50th Floor, Houston, Texas 77002.

COMPENSATION OF DIRECTORS

Directors who are employees of the Company receive no additional compensation for serving on the Board. Non-employee directors are compensated for their service on the Board as described below.

The Board adopted a Director Compensation Plan (the “Director Plan”), effective beginning April 1, 2007 through the closing of the Exchange Agreement, which provided for a combination of cash and equity incentive compensation. Up to 50,728 shares of our common stock were reserved for issuance under the Director Plan. Pursuant to the Director Plan, each non-employee director was entitled to receive an annual cash retainer of $16,000, together with $2,000 for attending each regular quarterly meeting of the Board and each all-day special meeting of the Board and $500 for each half-day special meeting of the Board or one of its committees. The chairman of each of the Audit, Compensation and Nominating Committees received an annual cash retainer of $5,500, $4,500 and $3,500, respectively.

In addition, non-employee directors received $500 for attending committee meetings, unless the committee meeting was held in conjunction with a quarterly regular or all-day Board meeting. We also reimbursed reasonable expenses incurred by non-employee directors associated with attending Board and committee meetings. In addition, each non-employee director received an annual grant of restricted stock having a fair market value equal to $36,000 on April 1 of each year, based on the average closing price for the ten trading days preceding April 1 of each year. Grants of restricted stock vest one-third each year over three years. If a director terminated his or her participation on the Board prior to the time that the restricted stock was fully vested, the unvested portion of the award was forfeited and reverted back to the Company. All shares of restricted stock vested upon the closing of the Exchange Agreement.

After the closing of the Exchange Agreement, the Board terminated the Director Plan and is currently determining the appropriate compensation for the non-employee directors.

Director Compensation in 2014

The following table sets forth the aggregate compensation paid to our non-employee directors during the nine month period from April 1, 2014 to December 31, 2014 (the “Stub Period”), and for the year ended March 31, 2014 (“Fiscal 2014”):

Name (1)	Year	Fees Earned or Paid In Cash ($)	Stock Awards (2) ($)	Total ($)
Jay F. Joliat	Stub Period	-	-	-
Douglas E. Swanson, Jr.	Stub Period	-	-	-
Brad A. Thielemann	Stub Period	-	-	-
Zachary G. Urban	Stub Period	-	-	-
Robert L. Zorich	Stub Period	-	-	-
Andrew P. Calerich	Stub Period	31,500	36,000	67,500
	Fiscal 2014	33,500	36,000	69,500
Monroe W. Robertson	Stub Period	34,000	36,000	70,000
	Fiscal 2014	35,500	36,000	71,500
Richard K. Rodgers	Stub Period	33,000	36,000	69,000
	Fiscal 2014	34,500	36,000	70,500

(1)

Messrs. Calerich, Robertson and Rodgers resigned from the Board effective December 19, 2014, and Messrs. Lodzinski, Joliat, Swanson, Thielemann, Urban and Zorich were appointed to fill their vacancies at that time. Messrs. Joliat, Swanson, Thielemann, Urban and Zorich did not receive any compensation for their services as directors for the year ended December 31, 2014.

(2)

Amount shown represents the grant date fair value of the shares of restricted stock granted during 2014 to the non-employee directors. These amounts were calculated based on the closing market price for our shares on the NYSE MKT on the date of grant.

MANAGEMENT

The following table sets forth the names and ages of all of our executive officers, the positions and offices with us held by such persons and the months and years in which continuous service as executive officers began:

Name	Executive Officer Since	Age	Position
Frank A. Lodzinski	December 2014	66	Chairman of the Board, President and Chief Executive Officer
Robert J. Anderson	December 2014	53	Executive Vice President, Corporate Development and Engineering
Steve C. Collins	December 2014	50	Executive Vice President, Completions and Operations
Christopher E. Cottrell	December 2014	55	Executive Vice President, Land and Marketing and Corporate Secretary
Timothy D. Merrifield	December 2014	59	Executive Vice President, Geological and Geophysical
Francis M. Mury	December 2014	63	Executive Vice President, Drilling and Development
Ray Singleton	March 1993	64	Director and Executive Vice President, Northern Region
Neil K. Cohen	December 2014	33	Vice President, Finance and Treasurer
G. Bret Wonson	December 2014	38	Vice President, Principal Accounting Officer

See “Our Board of Directors” above for biographical information of Messrs. Lodzinski and Singleton.

Robert J. Anderson is a petroleum engineer with over 29 years of diversified domestic and international oil and gas experience. He has served as our Executive Vice President, Corporate Development and Engineering since December 2014.  Previously, he served in a similar capacity with Oak Valley Resources, LLC from March 2013 until the closing of its strategic combination with the Company in December 2014.  Prior to joining Oak Valley Resources, LLC, he served from August 2012 to February 2013 as Executive Vice President and Chief Operating Officer of Halcón. Mr. Anderson was employed by GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012, ultimately serving as a director and Executive Vice President, Chief Operating Officer – Northern Region. He was involved in the formation of Southern Bay Energy in September 2004 as Vice President, Acquisitions until its merger with GeoResources in April 2007. From March 2004 to August 2004, Mr. Anderson was employed by AROC, a predecessor company to Southern Bay Energy, as Vice President, Acquisitions and Divestitures. From September 2000 to February 2004, he was employed by Anadarko Petroleum Corporation as a petroleum engineer. In addition, he has worked with major oil companies, including ARCO International/Vastar Resources, and independent oil companies, including Hunt Oil, Hugoton Energy, and Pacific Enterprises Oil Company. His professional experience includes acquisition evaluation, reservoir and production engineering, field development, project economics, budgeting and planning, and capital markets. His domestic acquisition and divestiture experience includes Texas and Louisiana (offshore and onshore), Mid-Continent, and the Rocky Mountain states, and his international experience includes Canada, South America, and Russia. Mr. Anderson has a B.S. degree in Petroleum Engineering from the University of Wyoming and an MBA from the University of Denver.

Steven C. Collins is a petroleum engineer with over 27 years of operations and related experience.  He has served as our Executive Vice President, Completions and Operations since December 2014. Previously, he served in a similar capacity with Oak Valley Resources, LLC from its formation in December 2012 until the closing of its strategic combination with the Company in December 2014. Prior to employment by Oak Valley Resources, LLC, he served from August 2012 to November 2012 as a consultant to Halcón.  Mr. Collins was employed by GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012 and directed field operations, including well completion, production and workover operations. Prior to employment by GeoResources, he served as Vice President of Operations for Southern Bay, AROC, and Texoil, and as a petroleum and operations engineer at Hunt Oil Company and Pacific Enterprises Oil Company.  His experience includes Texas, Louisiana (onshore and offshore), North Dakota, Montana, and the Mid-Continent. Mr. Collins graduated with a B.S. degree in Petroleum Engineering from the University of Texas.

Christopher E. Cottrell has been employed in various aspects of land management and commodity marketing activities since 1983. He has served as our Executive Vice President, Land and Marketing and Corporate Secretary since December 2014.  Previously, he served in a similar capacity with Oak Valley Resources, LLC from its formation in December 2012 until the closing of its strategic combination with the Company in December 2014.   Prior to employment by Oak Valley Resources, LLC, he was employed by GeoResources from April 2007 until its merger with Halcón in August 2012, ultimately serving as Vice President of Land and Marketing, responsible for land and operating contract matters including oil and gas marketing, land and lease records, title and division orders. In addition, he was actively involved in due diligence associated with business development matters. He has held previous roles at AROC, Texoil, Williams Exploration, Ashland Exploration, American Exploration, Belco Energy, and Citation Oil & Gas. Mr. Cottrell graduated with a B.B.A. degree in Petroleum Land Management from the University of Texas.

Timothy D. Merrifield has over 36 years of oil and gas industry experience. He has served as our Executive Vice President, Geology and Geophysics since December 2014. Previously, he served in a similar capacity with Oak Valley Resources, LLC from its formation in December 2012 until the closing of its strategic combination with the Company in December 2014.  Prior to employment by Oak Valley Resources, LLC, he served from August 2012 to November 2012 as a consultant to Halcón upon its merger with GeoResources in August 2012. From April 2007 to August 2012, Mr. Merrifield led all geology and geophysics efforts at GeoResources. He has held previous roles at AROC, Force Energy, Great Western Resources and other independents.  His domestic experience includes Texas, Louisiana (onshore and offshore), North Dakota, Montana, New Mexico, Rocky Mountain States, and the Mid-Continent. In addition, he has international experience in Peru and the East Irish Sea. Mr. Merrifield attended Texas Tech University.

Francis M. Mury has over 41 years of oil and gas industry experience. He has served as our Executive Vice President, Drilling and Development since December 2014. Previously, he served in a similar capacity with Oak Valley Resources, LLC from its formation in December 2012 until the closing of its strategic combination with the Company in December 2014. Prior to employment by Oak Valley Resources, LLC, he was employed by GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012, ultimately serving as an Executive Vice President, Chief Operating Officer–Southern Region. He has held prior roles at AROC, Texoil, Hampton Resources, Wainoco Oil & Gas Company, Diasu Exploration Company, and Texaco, Inc. His experience extends to all facets of petroleum engineering, including reservoir engineering, drilling and production operations, petroleum economics, geology, geophysics, land, and joint operations. Geographical areas of experience include Texas and Louisiana (offshore and onshore), North Dakota, Montana, Mid-Continent, Florida, New Mexico, Oklahoma, Wyoming, Pennsylvania and Michigan. Mr. Mury graduated from Nicholls State University with a degree in Computer Science.

Neil K. Cohen has over 12 years of professional experience.   He has served as our Vice President, Finance, and Treasurer since December 2014. Previously, he served in a similar capacity with Oak Valley Resources, LLC from its formation in December 2012 until the closing of its strategic combination with the Company in December 2014.  He is primarily responsible for all corporate finance, capital markets, and investor relations activities. Prior to joining Oak Valley Resources, LLC, he served from September 2012 to December 2012 as a consultant to Texoil Energy, Inc. From February 2006 to October 2011, Mr. Cohen was employed by UBS Investment Bank as a member of the Global Energy Group, with exposure to all energy subsectors and a particular emphasis on exploration and production companies, and as a member of UBS’ Debt Capital Markets Group, with a particular emphasis on investment grade energy and utility issuers.  He has held previous roles at Merrill Lynch (Debt Capital Markets and Debt Derivatives Finance) and Hess Corporation (Finance).  Mr. Cohen graduated with a B.S. degree in Finance from the University of Maryland.

G. Bret Wonson has over 14 years of professional experience. He has served as our Vice President, Principal Accounting Officer since December 2014.  Previously, he served in a similar capacity with Oak Valley Resources, LLC from February 2013 until the closing of its strategic combination with the Company in December 2014. Prior to Oak Valley Resources, LLC, he served from August 2012 to February 2013 as Assistant Controller at Halcón upon its merger with GeoResources, Inc. in August 2012. From February 2012 to August 2012 and from April 2008 to November 2010, Mr. Wonson was Corporate Controller and Controller of GeoResources, respectively. From December 2010 to January 2012, he was an Assistant Controller at Valerus Compression. He has held previous roles at Arthur Andersen, Grant Thornton, and BP. Mr. Wonson holds a bachelor’s degree in Accounting from Mississippi State University and a master’s degree in Accounting from the University of Alabama. Mr. Wonson is a Certified Public Accountant in the State of Texas.

There are no arrangements or understandings between any of Messrs. Lodzinski, Singleton, Anderson, Collins, Cottrell, Merrifield, Mury, Wonson and Cohen, or any other person pursuant to which such person was selected as an officer. None of Messrs. Lodzinski, Singleton, Anderson, Collins, Cottrell, Merrifield, Mury, Wonson and Cohen has any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Executive Compensation

Summary Compensation Table

The following table presents, for the nine month period from April 1, 2014 to December 31, 2014 (the “Stub Period”), and for the years ended March 31, 2014 and 2013, the compensation of Mr. Lodzinski, our principal executive officer as of December 19, 2014 and Mr. Singleton, our principal executive officer during 2013 and 2014 until the closing of the Exchange Agreement on December 19, 2014, and Messrs. Anderson and Merrifield, our two most highly-compensated executive officers (other than the principal executive officer) who were serving as executive officers (collectively, the “named executive officers” or “NEOs”) as of December 31, 2014. There has been no compensation awarded to, earned by or paid to any employees required to be reported in any table or column in the fiscal years covered by any table, other than what is set forth in the following table:

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Non-equity incentive plan compensation(3) ($)	All Other Compensation ($)	Total ($)

Frank A. Lodzinski (4)	Stub Period	$8,543	$100,000 (1)	-	-	-	$108,543
President, Chairman and Principal Executive Officer
Ray Singleton (5)	Stub Period	$173,250	$9,625	$23,111	$188,923	$6,512(6)	$401,421
Executive Vice President, Northern Region and	2014	$231,000	-	$22,044	$188,923	$9,495(6)	$451,462
Former principal executive officer	2013	$231,000	-	-	$55,032	$7,354(6)	$293,386
Robert J. Anderson (7)	Stub Period	$7,814	$100,000 (1)	-	-	$545	$108,359
Executive Vice President, Corporate Development and Engineering
Timothy D. Merrifield (8)	Stub Period	$7,844	$95,000 (1)	-	-	$476	$103,320
Executive Vice President, Geological and Geophysical

(1)	Bonus amounts were earned prior to the closing of the Exchange Agreement; however, the Company paid the bonuses in January 2015.
(2)

Amount shown represents the grant date fair value of the shares of restricted stock granted during 2014 and 2013. These amounts were calculated based on the closing market price for our shares on the NYSE MKT on the date of grant.

(3)

Includes $188,923 and $55,032 earned for the fiscal years ended March 31, 2014 and 2013, respectively, and $188,923 during the stub period under our performance bonus plan which was paid in July 2014 but was related to performance for the year ended March 31, 2014.

(4)	Information for Mr. Lodzinski is included for the period after December 19, 2014, the date he became an employee of the Company.
(5)	Mr. Singleton was our President and Chief Executive Officer during 2013 and 2014 and for the Stub Period through the closing of the Exchange Agreement on December 19, 2014.
(6)

Amounts include (i) matching funds contributed by the Company to Mr. Singleton’s 401(k) plan account of $5,323 for the Stub Period, and $8,019 and $6,014 for the fiscal years ended March 31, 2014 and 2013, respectively, and (ii) $1,189 for the Stub Period, and $1,476 and $1,340 for premiums paid by the Company on a life insurance policy for Mr. Singleton during fiscal years ended March 31, 2014 and 2013, respectively, which provides for payment of a death benefit to Mr. Singleton’s designated beneficiary.

(7)	Information for Mr. Anderson is included for the period after December 19, 2014, the date he became an employee of the Company.
(8)	Information for Mr. Merrifield is included for the period after December 19, 2014, the date he became an employee of the Company.

Outstanding Equity Awards

We did not have any outstanding unvested equity awards as of December 31, 2014 with any of our named executive officers.

Employment Contracts and Termination of Employment

We do not have any employment agreements with our named executive officers.

Potential Payments Triggered Upon a Change in Control

We do not have any change in control or severance agreements with any named executive officer or director, except for Mr. Singleton as discussed below.

On May 13, 2014, the Board adopted the Earthstone Energy, Inc. Employee Severance Compensation Plan (the “Severance Plan”). The Severance Plan was applicable to all of our employees and contained a “double trigger” to become effective (the first being the change of control). Under the Severance Plan, if Mr. Singleton is terminated by the Company from his position as Executive Vice President, Northern Region other than for “cause” or “disability,” or if he terminates his employment for “good reason,” in each case, within one year following the closing of the Exchange Agreement on December 19, 2014, he would be entitled to receive the severance benefits provided in the Severance Plan.  The amount payable to Mr. Singleton would be equal to one year of his base salary, which is currently $231,000, plus the payment of up to nine (9) months of premiums for continuation health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).  If Mr. Singleton is not terminated under the circumstances described above within one year following the closing of the Exchange Agreement, he will not be entitled to receive any payment under the Severance Plan.

PROPOSAL 4 – APPROVAL OF AN AMENDMENT

TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

General

We are asking you to approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to allow stockholders to take action without a meeting by written consent, subject to the same approval thresholds that would be required to take the same action at a meeting of stockholders. Our Board believes that permitting stockholder action by written consent is advisable and in the best interests of our stockholders. Our Board has unanimously approved the proposed amendment, and recommends that our stockholders approve and adopt the proposed amendment.

Our Amended and Restated Certificate of Incorporation currently allows stockholders to act only at a duly called annual or special meeting and does not permit stockholders to act by written consent. As part of its continuing review of our corporate governance policies and practices, our Board considered granting stockholders the power to act by written consent. In considering whether approving the proposed amendment was advisable, our Board evaluated the advantages and disadvantages of granting stockholders the power to act by written consent, and determined that doing so would be in the best interests of the Company and its stockholders.

If the proposed amendment is approved and adopted by our stockholders, then any action required or permitted to be taken at any meeting of stockholders could be taken by written consent of stockholders having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

In September 2015, our Board adopted a resolution which authorizes, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation, whereby Section 10.2 of our Amended and Restated Certificate of Incorporation is amended and restated in its entirety to read as follows:

“10.2 Stockholder Action by Written Consent. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal executive offices, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.”

If the proposed amendment is approved and adopted by our stockholders, our Board will amend our Amended and Restated Certificate of Incorporation to reflect the revisions set forth above, and we will file the resulting Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware shortly after the Annual Meeting. Such amendment will be effective upon filing. If the proposed amendment is not approved and adopted by our stockholders, our stockholders will continue to have no right to act by written consent.

Our Board has approved, subject to our stockholders’ approval of the amendment to our Amended and Restated Certificate of Incorporation set forth in the proposal, an amendment to our Amended and Restated Bylaws to permit stockholder action by written consent, whereby Section 2.14 would be added to our Amended and Restated Bylaws as follows:

“2.14  Stockholder Action by Written Consent. Unless otherwise provided by law or the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of issued and outstanding shares of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal executive offices, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.”

The amendment to our Amended and Restated Bylaws does not require any stockholder action. If our stockholders do not approve the amendment to our Amended and Restated Certificate of Incorporation set forth in the proposal, then the amendment to our Amended and Restated Bylaws will not take effect.

 No Appraisal Rights

Stockholders are not entitled to appraisal rights with respect to the proposal.

Approval by the Stockholders of the Proposal

Approval of the proposal to approve and adopt the amendment to the Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of all of our outstanding shares of common stock entitled to vote. Both broker non-votes and abstentions will act as a vote against the amendment. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the amendment.

Our Board unanimously recommends that stockholders vote FOR the Amendment to our Amended and Restated Certificate of Incorporation to Permit Stockholder Action by Written Consent.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has retained Weaver and Tidwell, L.L.P. (“Weaver”) as our independent registered public accounting firm (our independent auditor). Weaver audited our financial statements for the year ended December 31, 2014. A representative of Weaver is expected to be present at the Annual Meeting and will respond to appropriate questions.

The audit reports of Weaver on our consolidated financial statements as of and for the year ended December 31, 2014 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

EKS&H LLLP (“EKS&H”) served as the independent registered public accounting firm for the Company for the year ended March 31, 2014 and for the subsequent interim period through September 30, 2014. On December 19, 2014, the Company dismissed EKS&H and engaged Weaver to serve as the Company’s independent registered public accounting firm. The audit report of EKS&H on the financial statements of the Company as of and for the years ended March 31, 2014 and 2013, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was recommended by the Audit Committee and approved by the Board.

During the fiscal years ended March 31, 2014 and 2013, and the interim period through September 30, 2014, there were no: (1) disagreements with EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their report to the subject matter of the disagreement, or (2) reportable events.

A copy of EKS&H’s letter, dated December 29, 2014, stating its agreement with the above statements, is attached as Exhibit 16 to our Current Report on Form 8-K filed with the SEC on December 29, 2014.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through September 30, 2014, Weaver was not consulted as to the application of accounting principles, the type of audit opinion that might be rendered, or any matter that was the subject of a disagreement or a reportable event.

Audit Committee Pre-Approval Policies and Procedures

To help assure independence of the independent auditor, the Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal auditor or other firms must be approved in advance by the Audit Committee; provided, however, that de minimus non-audit services may instead be approved in accordance with applicable SEC rules. This policy is set forth in our Audit Committee Charter. Of the fees shown above in the table, which were paid to our independent auditor, 100% were approved by the Audit Committee.

Fees Paid to Weaver And EKS&H

The following is a summary and description of fees for services provided by Weaver and EKS&H for the year ended December 31, 2014, and by EKS&H for the years ended March 31, 2014 and 2013.

	Year Ended December 31, 2014		Year Ended March 31, 2014	Year Ended March 31, 2013
Services	Fees Paid to Weaver	Fees Paid to EKS&H	Fees Paid to EKS&H	Fees Paid to EKS&H
Audit Fees (1)	$261,000	$27,000	$98,000	$98,040
Audit-Related Fees (2)	-	24,660	-	-
Tax Fees	-	-	-	-
All Other Fees	-	-	-	-
Total	$261,000	$51,660	$98,000	$98,040

(1)

Audit Fees include professional services for the audit of our annual financial statements, reviews of the financial statements included in our Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

AUDIT COMMITTEE REPORT

Our Audit Committee reports to and acts on behalf of our Board by providing oversight of our financial management, independent auditor and financial reporting procedures. The Audit Committee operates under a written charter adopted by the Board.  Our management is responsible for preparing our financial statements, and our independent auditor is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by our management and the independent auditor. In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor prior to their release and filing.

The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that our independent auditor is in fact “independent.”

The Audit Committee has discussed with the independent auditor matters required to be discussed in the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, as may be modified or supplemented. In addition, the Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB, regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee considered the fees and costs billed and expected to be billed by the independent auditor for our audit services.  The Audit Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent auditor are compatible with maintaining auditor independence.

In addition, the Audit Committee reviewed its Charter and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

The Audit Committee has discussed with the independent auditor, with and without management present, its evaluation of our internal accounting controls and the overall quality of our financial reporting.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Earthstone Energy, Inc. be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

AUDIT COMMITTEE

Jay F. Joliat (Chair)

Zachary G. Urban

(The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Earthstone Energy, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Earthstone Energy, Inc. specifically incorporates the Report by reference therein.)

PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has concluded that the continued retention of Weaver and Tidwell, L.L.P. (“Weaver”) is in the best interests of the Company and its stockholders and appointed Weaver as the Company’s independent registered public accounting firm for 2015. Services provided to the Company and its subsidiaries by Weaver during the year ended December 31, 2014 are described under the “Independent Public Accountants,” section above. Weaver was appointed as the Company’s external auditor in December 2014. The Audit Committee evaluates the independent registered public accountant’s qualifications, performance, audit plan and independence each year. In addition to assuring the regular rotation of the lead audit partner every five years as required by SEC rules, one or more members of the Audit Committee also meets with candidates for the lead audit partner and the Committee discusses the appointment before rotation occurs.

We are asking our stockholders to ratify the selection of Weaver as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Weaver to our stockholders for ratification as a matter of good corporate practice.

Representatives of Weaver will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Approval by the Stockholders of the Proposal

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

Our Board unanimously recommends that stockholders vote FOR ratification of the appointment of Weaver and Tidwell, L.L.P. as our independent registered public accounting firm for 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Flatonia Energy, LLC

Flatonia Energy, LLC (“Flatonia”), a subsidiary of Parallel Resources, LLC (“Parallel”), which owns approximately 21.4% of our common stock, is a party to an industry standard joint operating agreement (the “operating agreement”) with Earthstone Operating, LLC (“Earthstone Operating”) one of our wholly owned subsidiaries.  This arm’s length agreement was entered into prior to the closing of the Contribution Agreement on December 19, 2014 under which Parallel acquired shares of our common stock.  The operating agreement covers certain jointly owned oil and gas properties located in the Eagle Ford trend in Texas. During the year ended December 31, 2014, Flatonia paid us $43.5 million as its share of joint operating costs associated with these properties which reflects charges by Earthstone Operating for its direct costs and operating expenses under the joint operating agreement. During 2014 Flatonia also paid Earthstone Operating $123.3 million in prepayments for its share of drilling and completion costs associated with the properties. During 2014, Earthstone Operating paid $58.3 million to Flatonia for its share of net revenues associates with these properties.

Oak Valley Resources, LLC

Various members of our Board of Directors and management hold investments in entities that own membership interests in OVR. For instance, Mr. Lodzinski owns an approximate 28.4% interest in an entity that owns a 2.6% membership interest in OVR. Messrs. Swanson, Thielemann and Zorich are associated with EnCap Investments L.P., which advises the EnCap Funds, the majority investors in OVR. Messrs. Joliat and Urban own membership interests in OVR.

Policies and Procedures for Approval of Related Party Transactions

Our officers and directors are required to obtain Audit Committee approval for any proposed related party transactions. In addition, our Code of Ethics requires that each director, officer and employee must do everything he or she reasonably can to avoid conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics states that a conflict of interest exists when an individual’s private interest interferes in any way or even appears to interfere with our interests and sets forth examples of the types of transactions that must be reported to our Board. Under our Code of Ethics, we reserve the right to determine when an actual or potential conflict of interest exists and then to take any action we deem appropriate to prevent the conflict of interest from occurring.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Voting Instructions and Information

Who Can Vote? You are entitled to vote your common stock if our records show that you held your shares as of the record date, August 24, 2015. At the close of business on that date, a total of 13,835,128 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on the matters submitted for a vote at the Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a stockholder makes a written comment on the proxy card, otherwise communicates his or her vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy. If your common stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from them that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the Annual Meeting.

If you hold your shares in your own name as a holder of record with our transfer agent, Direct Transfer, LLC, you may instruct the proxies how to vote following the instructions listed on the proxy card, by signing, dating and mailing the proxy card in the postage paid envelope, by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. Of course, you can always attend to the meeting and vote your shares in person.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors: for each director nominee, for the amendment to the Plan, for the amendment to the Amended and Restated Certificate of Incorporation, and for the ratification of the appointment of Weaver as our independent registered public accounting firm and will be deemed to grant discretionary authority to vote upon any other matters properly before the Annual Meeting.

Matters to be Presented. We are not aware of any matters to be presented at the meeting, other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Revoking Your Proxy. If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise our Corporate Secretary in writing before the proxies vote your shares at the meeting, deliver later-dated proxy instructions or attend the meeting and vote your shares in person. We will honor the proxy with the latest date.

How Votes Are Counted. A quorum is required to transact business at our Annual Meeting. A majority of the shares of common stock outstanding must be represented at the meeting in person or by proxy to constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting. You may either vote for, against or abstain on each of the proposals. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, such person will not be permitted to vote your shares in their discretion on the election of directors or the Amendment to the Plan. However, if you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, such person will be permitted to vote your shares in their discretion on the ratification of the appointment of the independent registered public accounting firm.

Election of Directors. In the election of directors, the three Class II director nominees receiving the highest number of votes cast for in their favor will be elected as Class II directors to our Board of Directors and the two Class III director nominees receiving the highest number of votes cast for in their favor will be elected as Class III directors to our Board of Directors, assuming a quorum is present at the Annual Meeting. Cumulative voting in the election of directors is not permitted.

Amendment of the Plan. To approve the amendment to the Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting; provided that a quorum is present.

Amendment of our Amended and Restated Certificate of Incorporation. To approve the amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of all of our outstanding shares of common stock entitled to vote.

Ratification of Appointment of Weaver and Tidwell, L.L.P. as Our Independent Registered Public Accounting Firm. Approval  of the appointment of Weaver and Tidwell, L.L.P. as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting; provided that a quorum is present.

Board Recommendations. THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES, FOR THE AMENDMENT TO THE PLAN, FOR THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AND FOR RATIFICATION OF THE APPOINTMENT OF WEAVER AND TIDWELL, L.L.P. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

Cost of Proxy Solicitation. We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. We will pay the cost of this proxy solicitation. In addition, we expect that a number of our employees will solicit stockholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Stockholder Proposals

In order to submit stockholder proposals for the 2016 Annual Meeting of Stockholders for inclusion in the Company’s proxy statement pursuant to Exchange Act Rule 14a-8, materials must be received by our Corporate Secretary at the Company’s principal executive offices in The Woodlands, Texas, no later than May 24, 2016. The proposals must comply with all of the requirements of Exchange Act Rule 14a-8. Proposals should be addressed to: Earthstone Energy, Inc., Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In addition, pursuant to our Bylaws, a stockholder who intends to present an item of business at the 2016 Annual Meeting of Stockholders must provide notice of such business to the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the date of the 2016 Annual Meeting (assuming that the 2016 Annual Meeting is within 30 days of the anniversary date of the 2015 Annual Meeting). Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than June 24, 2016, and no later than July 25, 2016. Such notice should be addressed to: Earthstone Energy, Inc., Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested.  Such proposals must also meet the other requirements established by the SEC for stockholder proposals.

For any other meeting, the nomination or item of business must be received by the tenth (10th) day following the date of public disclosure of the date of the meeting. These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K, as amended by the Form 10-K/A, for the fiscal year ended December 31, 2014 accompanies this Notice of the 2015 Annual Meeting and Proxy Statement or has been sent to stockholders previously. We will promptly provide to any stockholder, without charge and upon written request, a copy (without exhibits, unless otherwise requested) of our Annual Report on Form 10-K, as amended by the Form 10-K/A, as filed with the SEC for our fiscal year ended December 31, 2014. Any such request should be directed to  Earthstone Energy, Inc., Attn: Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380 or by calling (281) 298-4246. The Annual Report on Form 10-K, as amended by the Form 10-K/A, for the fiscal year ended December 31, 2014, accompanying this proxy statement is not part of the proxy soliciting materials.

Eliminating Duplicative Proxy Materials

Stockholders having the same last name and address and individuals with more than one account registered at Direct Transfer, LLC, with the same address and who receive paper copies of the proxy materials will receive one copy of our proxy statement and annual report on Form 10-K, as amended by the Form 10-K/A, unless contrary instructions have been received from an affected stockholder. If you would like to enroll in this service or receive individual copies of all documents, please contact our Corporate Secretary by writing to Earthstone Energy, Inc., Attn: Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380 or by calling (281) 298-4246.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Earthstone Energy, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

By Order of The Board of Directors,
Dated: September 21, 2015	/s/ CHRISTOPHER E. COTTRELL
CHRISTOPHER E. COTTRELL, Corporate Secretary

FORM OF PROXY EARTHSTONE ENERGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS annual meeting OF STOCKHOLDERS – OCTOBER 22, 2015 at 9:00 AM CDT
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Frank A. Lodzinski and Robert J. Anderson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Earthstone Energy, Inc. (“Earthstone”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 22, 2015, at 9:00 a.m., Central Daylight Time, at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Your vote is very important. Thank you for voting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by telephone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	https://www.iproxydirect.com/ESTE
TELEPHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF STOCKHOLDERS OF EARTHSTONE ENERGY, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote FOR all of the listed nominees and FOR Proposals 3, 4 and 5.

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Class II Directors. Nominees:		☐	☐
	Douglas E. Swanson, Jr.				☐
	Brad A. Thielemann				☐	Control ID:
	Zachary G. Urban				☐	REQUEST ID:
Proposal 2		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Class III Directors. Nominees:		☐	☐
	Jay F. Joliat				☐
	Robert L. Zorich				☐
Proposal 3		à	FOR	AGAINST	ABSTAIN
	Approval and adoption of an amendment to the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan to increase the number of shares available for issuance by 750,000 shares.		☐	☐	☐
Proposal 4		à	FOR	AGAINST	ABSTAIN
	Approval and adoption of an amendment to the Earthstone Energy, Inc. Amended and Restated Certificate of Incorporation to permit stockholder action by written consent.		☐	☐	☐
Proposal 5		à	FOR	AGAINST	ABSTAIN
	Ratification of the appointment of Weaver and Tidwell, L.L.P. as Earthstone’s independent registered public accounting firm for 2015.		☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on October 22, 2015: The Notice and Proxy Statement, Form 10-K and Form 10-K/A are available at www.iproxydirect.com/ESTE.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

MARK HERE FOR ADDRESS CHANGE   ☐  New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

Dated: ________________________, 2015

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)